SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  July 13, 1998
                Date of Report (Date of earliest event reported)



                            GP STRATEGIES CORPORATION
               (Exact Name of Registrant as Specified in Charter)



         Delaware                     033-78252                 13-3729186
  (State or Other Juris-             (Commission            (I.R.S. Employer
diction of Incorporation)            File Number)            Identification No.)



9 West 57th Street, New York, New York                            10019
(Address of principal executive offices)                       (Zip Code)



                                 (212) 230-9500
              (Registrant's telephone number, including area code)

Item 2.           Acquisition or, Disposition of Assets.

                  On July 13, 1998, General Physics Corporation ("General Physics"), a Delaware corporation and a wholly-owned subsidiary of GP Strategies Corporation (the "Company"), completed its acquisition of substantially all of the operations, assets, properties, rights and business of The Deltapoint Corporation ("Deltapoint") and in connection therewith, assumed certain of the liabilities of Deltapoint, pursuant to the Asset Purchase Agreement, dated as of July 13, 1998 between General Physics and Deltapoint. Deltapoint is a Seattle, Washington based management consulting firm focused on large systems change and lean-enterprise, with primarily 500 clients operating in the aerospace, pharmaceutical, manufacturing, health care and telecommunications industries. General Physics purchased Deltapoint for approximately $6.3 million in cash and a future earnout, as described in the Asset Purchase Agreement filed as an exhibit hereto.

                  The $6.3 million cash consideration of the purchase price was derived from funds borrowed by the Company and General Physics, pursuant to the Company's Credit Agreement dated as of June 15, 1998 (the "Credit Agreement"), with Key Bank, N.A., Mellon Financial Services Corporation, Summit Bank, The Dime Savings Bank of New York, FSB, and Fleet Bank, National Association, as Agent, as Issuing Bank and as Arranger. The Credit Agreement provides for a secured credit facility of $80 million (the "Credit Facility") comprised of a revolving credit facility of $65 million for the Company, expiring on June 15, 2001, and a five-year term loan of $15 million to General Physics Canada Ltd. At the option of the Company or GP Canada, as the case may be, the interest rate on any loan under the Credit Facility may be based on an adjusted prime rate or Eurodollar rate, as described in the Credit Agreement.

         The acquired operations and assets were used by Deltapoint in its business of providing management consulting services to the manufacturing and service industry (the "Business"). General Physics intends to use such assets in operating the Business.

Item 7.           Financial Statements and Exhibits.

                  (a)      Financial Statements of businesses acquired.


                           (1) Audited  Financial  Statements of The  Deltapoint
Corporation for the period ended December 31, 1997.

The Stockholders
The Deltapoint Corporation

                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of The Deltapoint Corporation as of December 31, 1997 and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Deltapoint Corporation as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.








August 13, 1998

                           THE DELTAPOINT CORPORATION

                                  BALANCE SHEET

                                December 31, 1997




     ASSETS

Current assets:
  Cash and cash equivalents                                     $769,749
  Receivables:
    Trade, less allowance for doubtful
     accounts of $5,000 (Note 6)                               2,003,394
    Unbilled                                                      34,372
    Employees and other                                            2,051
  Prepaid expenses                                               161,641

        Total current assets                                   2,971,207


Investment in less than 50% owned company (Note 4)                 6,254
                                                            --------------

Property and equipment (Notes 5, 6 and 7)                        456,883
  Less accumulated depreciation and amortization                 265,223

                                                                 191,660
Other assets:
  Supplemental retirement plan (Note 11)                         144,000
  Deposits                                                        32,935
  New product development, less accumulated
    amortization of $11,977                                      285,209
                                                                  -------

                                                                 462,144

                                                              $3,631,265

     LIABILITIES AND
     STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt (Note 7)               $   157,892
  Accounts payable                                                334,194
  Deferred revenue                                                 68,524
  Accrued liabilities:
    Profit-sharing (Note 10)                                       24,676
    Payroll and other taxes                                        16,087
    Salaries and consultant fees                                   15,943
    Deposit                                                         7,475
    Dividend                                                        3,689
                                                                 --------

        Total current liabilities                                 628,480

Long-term debt, less current maturities (Note 7)                  363,718
Supplemental retirement plan (Note 11)                            144,067
                                                                 --------

                                                                   507,785

Stockholders' equity:
 Common stock (Notes 9 and 14)                                      70,968
  Retained earnings                                              2,424,032
                                                                 ---------

        Total stockholders' equity                               2,495,000

                                                                $3,631,265












   The accompanying notes are an integral part of these financial statements.

                           THE DELTAPOINT CORPORATION

                               STATEMENT OF INCOME

                          Year Ended December 31, 1997






Revenues                                                        $10,958,723

Operating expenses                                                9,013,174

          Operating profit                                        1,945,549

Other income (expense):
  Interest income                                                    38,907
  Interest expense (Note 3)                                         (36,077)
  Other income (expense)                                               (194)
                                                                 ----------

                                                                      2,636

          Net income                                           $  1,948,185
                                                               ============























   The accompanying notes are an integral part of these financial statements.

                           THE DELTAPOINT CORPORATION

                        STATEMENT OF STOCKHOLDERS' EQUITY

                          Year Ended December 31, 1997




                                                               Common Stock
                                           ---------------------------------------------
                                 Number                     Par Value
                                           ---------------------------------------------
                                   of                                             Retained
                                 Shares     Series A    Series B     Series C     earnings       Total
                                 ------     --------    --------     --------     --------    ----------
Balance,
  December 31, 1996              5,300      $   500     $ 47,788     $  3,676    $  986,060   $1,038,024

Net income                         -           -            -            -        1,948,185    1,948,185

Redemptions (Note 3)            (2,600)        (500)      (1,838)        -         (504,064)    (506,402)

Exchange of Series B
  common stock for
  Series A common
  stock                              -       32,165      (32,165)        -             -            -

Stock issued                       200         -          16,006        5,336          -          21,342

Dividends                            -         -            -            -           (6,149)      (6,149)

Stock split                      2,900         -            -            -             -            -
                              --------      --------    --------      --------     ---------   ----------

Balance,
  December 31, 1997              5,800      $32,165    $  29,791      $  9,012    $2,424,032   $2,495,000
                              ========      ========   =========      ========    ==========   ==========















    The accompanyng notes are an integral part of these financial statements.

                           THE DELTAPOINT CORPORATION

                             STATEMENT OF CASH FLOWS

                          Year Ended December 31, 1997


 Cash flows from operating activities:
  Net income                                                        $1,948,185
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Depreciation and amortization                                       78,417
    Loss on equipment disposals                                            733
    Provision for doubtful accounts                                      3,000
    Issuance of stock for compensation (Note 2)                         21,342
    Increase in assets:
       Receivables                                                    (577,681)
       Prepaid expenses and deposits                                   (93,329)
       Retirement plan                                                (144,000)
    Increase (decrease) in liabilities:
       Accounts payable                                                 (1,804)
       Deferred revenue                                                 31,385
       Accrued liabilities                                             (97,709)
       Retirement plan                                                 144,067
                                                                   -----------
         Net cash provided by operating activities                      12,606
                                                                   -----------

Cash flows from investing activities:
  Property and equipment expenditures                                 (144,918)
  Proceeds from sale of equipment                                          475
  New product development expenditures                                (297,186)
                                                                   -----------
         Net cash used in investing activities                        (441,629)
                                                                   -----------

Cash flows from financing activities:
  Repayment of long-term debt                                         (140,861)
  Repayment of notes payable                                           (59,360)
  Proceeds from issuance of long-term debt                              21,431
  Stock redemption (Note 2)                                             (6,402)
  Dividends paid                                                        (2,460)
                                                                   -----------
         Net cash used in financing activities                        (187,652)
                                                                   -----------

Net increase in cash and cash equivalents                              683,325

Cash and cash equivalents at beginning of year                          86,424
                                                                   -----------

Cash and cash equivalents at end of year                           $   769,749
                                                                   ===========



        The accompanying notes are an integral part financial statements.

                           THE DELTAPOINT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of business - The Deltapoint Corporation, which is incorporated and headquartered in Washington State, is an international management consulting firm dedicated to helping client organizations become world-class competitors and preeminent in their industries. The majority of the Company's revenues are derived from manufacturing consulting services provided to Fortune 500 companies.

      Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash   equivalents  -  The  Company   considers  all  highly  liquid  debt
      instruments including money market accounts and commercial paper purchased with a maturity of three months or less to be cash equivalents.

      Concentration of credit risk - Cash and cash equivalents includes commercial paper which is not subject to FDIC insurance. The Company places its cash with one financial institution. At times, cash may be in excess of the FDIC insurance limit.

      Investment in less than 50% owned company - The Company carries its investment in the less than 50% owned company at cost.

      Property and equipment - Property and equipment are carried at cost. Depreciation is computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

      New product development - New product development represents internally developed training materials and is being amortized upon completion over a two-year period.

      Deferred revenue - Deferred revenue represents amounts billed or paid for services which will be performed in the following year.

                           THE DELTAPOINT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



   1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Income taxes - Effective January 1, 1992, the Company elected, by unanimous consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company generally pays no federal income taxes, and its stockholders are liable for taxes on their share of the Company's income.


2.    STATEMENTS OF CASH FLOWS

      Supplemental disclosures of cash flow information:

         Cash paid during the year for interest totaled $40,578.

      Supplemental schedule of noncash investing and financing activities:

         The Company incurred debt of $500,000 to redeem stock (Note 3).

         The Company issued 150 shares of Series B and 50 shares of Series C common stock to employees. The amount charged to compensation expense was $21,342.


3.    RELATED PARTY TRANSACTIONS

      During 1997, the Company redeemed all of the common stock owned by its majority stockholder, Colin Fox, Jr. for $500,000. See Note 7 for outstanding debt related to the redemption. As part of this transaction, a note payable to this stockholder was repaid. Interest expense related to these loans was $21,266 in 1997. The Company entered into a four-year consulting agreement with this former stockholder for approximately $190,000 per year. In June, 1998, this agreement was paid in full. The agreement also provides for the payment of a 5% commission on certain customer billings through December, 1999; commissions totaled approximately $43,000 in 1997. Mr. Fox resigned from the Board of Directors of the Company in April, 1998.

                           THE DELTAPOINT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



   4. INVESTMENT IN LESS THAN 50% OWNED COMPANY

      The investment consists of ownership of 49% of the stock of Deltapoint International, a Japanese corporation, which began operations in 1986.


5.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at December 31, 1997:

                                                                  Estimated
                                                                useful lives
            Office equipment                 $336,546               5 years
            Furniture and fixtures            102,520               5 years
            Leasehold improvements             17,817           Life of lease
                                             $456,883

      Depreciation and amortization charged to expense was $66,440 in 1997.


6.    BANK LINE-OF-CREDIT

      The Company has an agreement for a line-of-credit of $400,000, which provides for working capital financing. The agreement, which is evidenced by a note dated April 1, 1998, expires on April 30, 1999. Borrowings bear interest at .5% above the bank's prime rate (8.5% at December 31, 1997) and are secured by accounts receivable and equipment. Outstanding borrowings at December 31, 1997 were $-0-.

      The Company has two agreements for non-revolving term loans of $50,000 each, which provide for acquisition of equipment. The agreements are detailed in Note 7.

      All of these agreements contain covenants which require the maintenance of certain financial ratios.

                           THE DELTAPOINT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



7.    LONG-TERM DEBT

      Long-term debt consists of:
         Note payable with a commercial bank;  monthly payments
         of $2,083, plus interest  at the bank's  prime rate
         (8.5% at December 31, 1997) plus 1.25%; maturing in
         December, 1999 and secured by equipment                       $ 21,591

         Note payable with a commercial bank;  monthly payments
         of $2,083, plus interest at the bank's prime rate plus
         1.25% beginning January 1, 1998; maturing in December,
         2000 and secured by equipment                                   26,069

         Note payable, former stockholder; monthly payments of
         $2,335, including interest at 8%; maturing in June, 1998
         and unsecured; note is subordinated to all bank debt            13,689

         Notes  payable, former stockholder; monthly payments of
         $1,784, including interest at 2.5%;maturing in May, 1998
         and unsecured; note is subordinated to all bank debt             8,859

         Note  payable, former stockholder; monthly payments of
         $10,138, including interest at 8% until May, 2002; note
         is unsecured and subordinated to all bank debt                 451,402
                                                                       --------
                                                                        521,610
      Less current maturities                                           157,892
                                                                       $363,718

                           THE DELTAPOINT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



7.    LONG-TERM DEBT (Continued)

      Maturities of long-term debt in each of the next five years ending December 31, are as follows:

                1998                         $157,892
                1999                        $  97,189
                2000                         $104,098
                2001                         $112,738
                2002                        $  49,693


8.    LEASES

      The Company leases its office space and computer and telephone equipment under separate operating leases. These leases expire in various years through 2002. The office lease requires the Company to pay its prorata share of common area charges such as property taxes, insurance and maintenance.

      The Company subleases a portion of its leased office space. The sublease calls for monthly payments of $7,475 and expires September, 1998.

      The following is a schedule of future minimum lease payments for operating leases (with initial terms in excess of one year) as of December 31, 1997:

              Year ending                 Operating
             December 31                lease expense
             -----------               -------------
                1998                   $   486,847
                1999                       446,325
                2000                       406,182
                2001                       386,411
                2002                       386,411
                                        ------------
        Total minimum lease payments   $ 2,112,176


      Rent expense amounted to $294,870 in 1997.

                           THE DELTAPOINT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



9.    COMMON STOCK

      The Company's Articles of Incorporation allow for three classes of common stock. The holders of the Series A common stock have the right to nominate and elect a majority of the Board of Directors. Holders of the Series B common stock have the right to nominate and elect the remainder of the Board of Directors. Series C is nonvoting common stock.

      Common stock is subject to certain vesting restrictions, which lapse between 1997 and 2000.

      Common stock consists of the following number of no par value shares as of December 31, 1997:

                                                                   Issued and
                                                 Authorized       outstanding
               Series A                             7,500            3,500
               Series B                            40,000            1,800
               Series C                             2,500              500

      On December 31, 1997, the Company declared a two for one stock split on all common stock.

      On February 28, 1998, the 3,500 shares of outstanding Series A were exchanged for 3,500 shares of Series B stock.

      Subsequent to year-end, 500 shares of Series B stock were redeemed for $200,000, payable in installments of $100,000 on June 30, 1998, $50,000 on
      August 30, 1999 and $50,000 on August 30, 2000, plus interest at 10%. Additionally, 100 shares of Series C stock were redeemed for $21,631, payable in 60 monthly installments of $460, including interest at 10%, beginning May 1, 1998. Both of these notes are subordinated to bank borrowings.


10.   PROFIT-SHARING PLAN

      Effective January 1, 1991, the Company adopted a 401(k) plan in which substantially all employees are eligible to participate. The Company is required to match 25% of each employee's contribution up to 8% of eligible compensation. The plan allows for additional contributions to be made at the Company's discretion. Total profit-sharing expense was $276,485 in 1997.

                           THE DELTAPOINT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



10.   PROFIT-SHARING PLAN (Continued)

      Subsequent to year-end, the plan was terminated. All participants became fully vested in 100% of their account balances at the time of termination. It is expected that the majority of the assets will be transferred to the General Physics plan (Note 16).


11.   SUPPLEMENTAL RETIREMENT PLAN

      Effective January 1, 1997, the Company adopted a nonqualified supplemental executive retirement plan in which certain shareholders and highly compensated employees participate. Annually, a percentage of each participant's bonus is deferred into the plan. Participants can also elect to defer an additional amount into the plan. Plan contributions are funded into a rabbi trust account. Benefits are payable upon termination of employment, generally over periods ranging from 5 to 10 years. Contributions to the plan in 1997 were $144,067. Subsequent to year-end, the plan was terminated and all contributions were paid to participants in July, 1998.


12.   REVENUE CONCENTRATION

      Approximately 75% of revenues in 1997 were attributable to two customers.


13.   LICENSE AGREEMENTS

      In January, 1996, the Company entered into an agreement to license the use of library and training materials created by the Company. The agreement provided for an initial fee of $100,000 and a quarterly fee. After 1996, the agreement provides for a minimum fee of $100,000 per year payable quarterly. The Company recognized $100,000 of revenues from this license agreement in 1997. The agreement terminates upon the mutual consent of the parties.

      In August, 1996, the Company entered into a non-exclusive agreement to use and market products and services of a software company in conjunction with its consulting services. The agreement does not require the Company to pay a minimum fee and the agreement can be terminated by either party.

                           THE DELTAPOINT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



14.   COMMITMENT

      The Company and its stockholders are party to a stockholder agreement which provides for certain restrictions and obligations on the transfer of Company stock. In the event of a stockholder's death, disability or termination of employment, the Company is obligated to purchase the stock under the terms of the agreement.


15.   STOCKHOLDER DISTRIBUTIONS

      The Company makes dividend distributions to its stockholders in amounts approximating the federal income tax liability of the stockholders attributable to their share of the Company's income. Dividends paid on March 31, 1998 totaled $584,051.


16.   SUBSEQUENT SALE OF COMPANY ASSETS

      In July, 1998, substantially all of the assets of the Company were acquired by General Physics Corporation. As part of the sale, the Company agreed to change its name to DP Holdings, Inc.

      As a result of the sale of these assets, the Company anticipates incurring a built-in gains tax of approximately $175,000 in 1998.

     (b) Pro Forma Financial Information.

     (1) Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997 and the six months ended June 30, 1998, as well as the consolidated pro forma balance sheet for the six months ended June 30, 1998.


                   GP Strategies Corporation and Subsidiaries


The pro forma balance sheet as of June 30,1998 and the pro forma statements of operations for the year ended December 31,1997 and the six months ended June 30, 1998 give effect to the acquisition of substantially all the operations, assets, properties, rights and business of The Deltapoint Corporation (Deltapoint) and in connection therewith, assumed certain of the liabilities of Deltapoint, pursuant to the Asset Purchase Agreement, dated as of July 13,1998 between General Physics Corporation (General Physics), a wholly-owned subsidiary of GP Strategies Corporation and Deltapoint. General Physics purchased Deltapoint for $6,280,000 in cash and a future earnout , as described in the Asset Purchase Agreement.

The pro forma results of operations for the periods presented is not necessarily indicative of the results that might have been attained had this acquisition taken place as of January 1,1997 and January 1, 1998.


GP Strategies Corporation and Subsidiaries
Pro forma Consolidated Balance Sheet
June 30,1998
(unaudited, in thousands)

                                                                  Pro forma
                                                     Actual       adjustments      Pro forma
            ASSETS

Current assets

Cash and cash equivalents                            $9,724                          $9,724
Marketable securities                                 1,556                           1,556
Accounts and other receivables                       57,812       $2189 (a)          60,001
Inventories                                          24,255                          24,255
Costs and estimated earnings in excess
      of billings on uncompleted contracts            9,935                           9,935
Prepaid expenses and other current assets             6,458          88 (a)           6,546
                                                  ----------                       --------

Total current assets                                109,740                         112,017
                                                  -- --------                       --------

Investments and advances                             24,948                          24,948
                                                  ----------                       --------

Property, plant and equipment, at cost               48,991         201 (a)          49,192
Less accumulated depreciation                       (31,606)                       (31,606)
                                                  ----------                       --------
                                                     17,385                         17,586
                                                  ----------                       --------

Intangible assets, net                               75,128        4678 (b)          79,806
                                                  ----------                       --------
Deferred tax assets                                                                     592
                                                        592

Other assets                                          4,382                           4,382
                                                  ----------                       --------

                                                   $232,175                        $239,331
                                                  ----------                      ---------





GP Strategies Corporation and Subsidiaries
Pro forma Consolidated Balance Sheet
June 30,1998 (Continued)
(unaudited, in thousands)

                                                                   Pro forma
LIABILITIES AND STOCKHOLDERS' EQUITY                  Actual       adjustments          Pro forma

Current liabilities

Current maturities of long-term debt
       and notes payable                                 $862        $122 (a)            $984
Short-term borrowings                                  45,573        6280 (c)          51,853
Accounts payable and accrued expenses                  27,365         344 (a)          27,809
                                                                      100 (d)
Billings in excess of costs and estimated
     earnings on uncompleted contracts                  9,163          24 (a)           9,187
                                                       -------                         ------

Total current liabilities                              82,963                          89,833
                                                       -------                         ------

Long-term debt, less current maturities                19,456         286 (a)          19,742
                                                       -------                         ------
Minority interests and other                                2                                2
                                                       ------                          -------
Stockholders' equity

Common stock                                              109                             109
Class B capital stock                                       1                               1
Capital in excess of par value                        159,953                         159,953
Deficit                                               (33,282)                        (33,282)
Net unrealized gain on available-for-sale securities    4,709                           4,709
Treasury stock, at cost                                (1,736)                         (1,736)
                                                      --------                        -------
Total stockholders' equity                            129,754                         129,754
                                                     --------                         -------

                                                     $232,175                        $239,331
                                                    ---------                        --------

(a) to record the purchase of the assets of Deltapoint, as if the purchase has taken place on June 30, 1998

(b) to record a $60,000 covenant not to compete and goodwill of $4,618,000

(c) to record the financing of the purchase price of $6,280,000 for certain assets and liabilities of Deltapoint

(d) to accrue $100,000 for the estimated costs of completing the transaction



GP Strategies Corporation and Subsidiaries
Pro forma Statement of Operations
Year ended December 31, 1997
(unaudited, in thousands)
                                                                                     Pro forma
                                               Actual        Deltapoint            adjustments        Pro forma

Sales                                       $ 234,801         $  10,959                               $ 245,760
Cost of goods sold                            199,572                                                   199,572
                                            ---------     -------------                              ----------
Gross margin                                   35,229            10,959                                  46,188
                                           ----------         ---------                             -----------

Selling, general &
administrative expenses                       (31,502)           (9,013)            (154)  (a)          (40,689)
                                                                                     (20)  (b)
Interest expense                               (4,075)              (37)            (534)  (c)           (4,646)

Investment and other income, net                2,364                39                                   2,403

Gain on trading securities                        689                                                       689

Minority interests                                 25                                                        25
                                        -------------    --------------                            ------------

Income before income taxes                      2,730             1,948                                   3,970

Income tax benefit (expense)                      693                               (124)  (d)              569
                                         ------------    --------------                             -----------

Net income                                 $    3,423         $   1,948                              $    4,539
                                           ----------         ---------                              ----------

Net income per share:
Basic                                     $      0.33                                               $      0.43
                                          -----------                                               -----------
Diluted                                   $      0.31                                               $      0.42
                                          -----------                                               -----------

(a) to record the amortization of $4,618,000 of goodwill over a 30 year period

(b) to record the amortization of a $60,000 covenant not to compete over a three year period

(c) to record interest expense at the prime rate of interest related to the cash purchase price of $6,280,000

(d) to record the effective tax rate on Deltapoint of 10%, related to state and local taxes, as well as the Federal alternative minimum tax





GP Strategies Corporation and Subsidiaries
Pro forma Statement of Operations
Six months ended June 30,1998

(unaudited, in thousands)
                                                                                 Pro forma
                                                           Actual    Deltapoint  adjustments        Pro forma
Sales                                                     $133,769     $6,072                       $139,841
Cost of goods sold                                         113,641      2,413                        116,054
                                                          ---------    ------                       --------
Gross margin                                                20,128      3,659                         23,787
                                                          ---------    ------                       --------

Selling, general & administrative expenses                 (15,768)    (3,951)     $(77)  (a)        (19,806)
                                                                                    (10)  (b)
Interest expense                                            (1,846)                (267)  (c)         (2,113)

Investment and other income, net                                782                                      782

Gain on trading securities                                    1,272                                    1,272
                                                       -------------                                --------

Income (loss) before income taxes                             4,568      (292)                         3,922

Income tax expense                                                                    28  (d)
                                                       ---------    ------------
                                                              (514)                                     (486)
                                                              -----                                  --------
Net income (loss)                                           $4,054      $(292)                        $3,436
                                                       -    ------- -   ------                      --------

Net income per share:
Basic                                                        $0.38                                     $0.32
                                                       -     ------                                 --------
Diluted                                                      $0.33                                     $0.28
                                                       -     ------                                 --------


(a) to record the amortization of $4,618,000 of goodwill over a 30 year period for six months

(b) to record the amortization of a $60,000 covenant not to compete over a three year period

(c) to record interest expense at the prime rate of interest related to the cash purchase price of $6,280,000

(d) to record an income tax benefit of 10% for state and local taxes and the Federal alternative minimum tax related to Deltapoint's loss for the period


                  (c) Exhibits.

  Exhibit No.                                        Exhibit


        10 Asset Purchase Agreement, dated as of July 13, 1998, between General Physics Corporation and The Deltapoint Corporation. Incorporated herein by reference to the Registrant's Form 8-K filed on July 27, 1998.

        99 Press Release, dated July 13, 1998. Incorporated herein by reference to the Registrant's Form 8-K filed on July 27, 1998



                                    Signature

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            GP STRATEGIES CORPORATION
                                  (Registrant)



Dated:  September 28, 1998                  By:    Scott N. Greenberg
                                                  -------------------
                                                   Executive Vice President
                                                   and Chief Financial Officer

                                  EXHIBIT INDEX

  Exhibit No.                     Description                            Page


       10 Asset Purchase Agreement, dated as of July 13, 1998, General Physics Corporation and The Deltapoint Corporation. Incorporated herein by reference to the Registrant's Form 8-K filed on July 27, 1998

       99 Press Release, dated July 13, 1998. Incorporated herein by reference to the Registrant's Form 8-K filed on July 27, 1998